U.S. Securities and Exchange
                        Commission Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2002

                           LAIDLAW GLOBAL CORPORATION
             (Exact Name of Registrant as specified in its charter)

           Delaware                      33-37203-D                       13-4093923
(State or other jurisdiction of   (Commission File Number)   (IRS Employer Identification Number)
        Incorporation)

                       100 Park Avenue, New York, NY 10017
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (212) 376-8800

Item 4. Changes in Registrant's Certifying Accountant

      On November 5, 2002, Richard A. Eisner & Company, LLP ("Eisner") was dismissed as independent accountant for Laidlaw Global Corporation ("Registrant" or "Laidlaw"). On November 4, 2002, Registrant engaged Weinick Sanders Leventhal & Co., LLP as its new independent accountant for fiscal year ended December 31, 2002. Laidlaw's decision to replace the Eisner firm is in line with management's overall efforts to reduce operating expenses.

      The report prepared and issued by Eisner on Laidlaw's financial statements for fiscal year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During Registrant's fiscal year ended December 31, 2001, there were no disagreements between Laidlaw and Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of the Registrant, would have caused them to make a reference to the subject matter of the disagreements in connection with their reports on the financial statements for such years.

      As required by Item 304 (a) (3) of Regulation S-B, Laidlaw has furnished Eisner with the disclosure contained in this Item 4 and requested that Eisner furnish Laidlaw with a letter
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addressed to the Securities and Exchange Commission stating that it agrees or disagrees with the statement made by Laidlaw in this Item 4. Upon receipt of such letter, a copy of same shall be filed as an exhibit to a Form 8-K/A

Item 5. Other Events

      As of September 20 and 24, 2002 respectively, Messrs. Jean-Marc Beaujolin and Carlos P. Campbell resigned as directors. On November 5, 2002, Messrs. Jack Takacs and Michael K. McCraw resigned as directors. No new directors have been appointed or elected to the Board.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                        LAIDLAW GLOBAL CORPORATION


                                        By: /s/ Roger B. Benedelac
                                            ---------------------------
                                        Roger B. Bendelac
                                        Chairman